EXHIBIT 10.2

Amendment to the Aris Water Solutions, Inc. Change in Control Severance Plan

THIS AMENDMENT (this “Amendment”) to the Aris Water Solutions, Inc. Change in Control Severance Plan (the “Plan”) is hereby made effective as of August 15, 2024.

1.	Authority to Amend the Plan. Pursuant to Section 9 of the Plan, the Compensation Committee of the Board of Directors may amend the Plan from time to time.
2.	Amendment to the Plan. Section 3(p) of the Plan is hereby amended by deleting clauses (iii) and (iv) thereof in their entirety and replacing them with the following (modified language highlighted):

“(iii)   A lump sum payment in an amount equal to the Participant’s Severance Multiplier multiplied by the greater of (x) the Participant’s target annual bonus for the fiscal year in which the Termination Date occurs or (y) the Participant’s actual annual bonus for the fiscal year preceding the fiscal year in which the Termination Date occurs, payable within sixty (60) days following the Termination Date;

(iv)A lump sum payment in an amount equal to a pro-rata portion of the greater of (x) the Participant’s target annual bonus for the fiscal year in which the Termination Date occurs or (y) the Participant’s actual annual bonus for the fiscal year preceding the fiscal year in which the Termination Date occurs, which pro-rata portion will be based on the number of days the Participant is employed during such fiscal year, payable within sixty (60) days following the Termination Date;”

3.Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the date hereof shall be deemed to include this Amendment, unless the context shall otherwise require.

4.	Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Delaware.
5.	Headings. Headings are given to the sections of this Amendment solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan, this Amendment or any provision thereof or hereof.